Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Chyron Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-01861) of Chyron Corporation of our report dated March 1, 2006, except for Note 18, which is as of March 20, 2006, relating to the financial statements and financial statement schedule, which appears in this Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP

BDO Seidman LLP

Melville, New York

March 31, 2006